                                                                   Exhibit 10.23

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

      THIS AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of this 26th day of May, 2004, by and between Redline Performance Products, Inc., a Minnesota corporation, (hereinafter referred to as the "Borrower") with an address of 1120 Wayzata, Boulevard East, Suite 200, Wayzata, MN 55391 (Borrower); and Community National Bank, a United States corporation, (Lender) with an address of 5481 St. Croix Trail, North Branch, MN 55056.

                                    RECITALS:

      A. Borrower has entered into a Contract Assembly Agreement with Interstate Companies, Inc. ("Assembler") dated effective September 26, 2003 (Assembly Agreement) pursuant to which the Assembler will assemble the Borrower's snowmobiles at an assembly facility located in the Fargo, North Dakota metropolitan area ("Project").

      B. Lender has loaned to Borrower up to a total maximum amount of TWO MILLION AND NO/100THS Dollars ($2,000,000.00), ("Loan"), and the parties now desire to amend and restate the terms of the Loan, which Loan is for the assembly and production of snowmobiles sold to dealers that are located in the United States and that have been approved by GE Commercial Distribution Finance Corporation ("Unit(s)") pursuant to the Assembly Agreement, which Loan is evidenced by an Amended and Restated Renewal Promissory Note ("Renewal Promissory Note") from Borrower to Lender in the principal amount of One Million Nine Hundred Thirteen Thousand and No/100ths Dollars ($1,913,000.00) and is secured by an amended and restated security interest created by security agreements dated November 26, 2003, March 30, 2004, and May 26, 2004 in the property of Borrower ("Security Agreement"), and a Third Party Pledge and Security Agreement assigning all of the Borrower's right, title, and interest in Certificate of Deposit number ___________ on deposit at Community National Bank dated ____________ in the principal amount of Four Hundred Thousand and No/100ths Dollars ($400,000.00) ("Third Party Pledge"). Payment of the Renewal Promissory Note and performance of Borrower's obligations under the Loan Documents are guaranteed by Sun Capital, LLC; Michael T. Montplaisir; Steve
J. Campbell; Terry J. Welle; Michael J. Hofer; Jerome J. Bushman; and Derrick J. Bushman ("Guaranties"). This Renewal Promissory Note is further secured by an assignment of proceeds between Borrower and GE Commercial Distribution Finance Corporation ("Assignment"). Borrower further agrees that all payments to be made pursuant to the contract between Redline Performance Products, Inc. and GE Commercial Distribution Finance Corporation effective as of October 10, 2003, (hereinafter referred to as "GE Contract") shall be made to Lender until this
Note is paid in full, and Borrower shall not direct those payments to any other parties until this note is paid in full. All of such documents are hereinafter referred to as the "Loan Documents" and are incorporated herein by reference.

      C. The parties hereto desire to set forth the terms and conditions on which the Loan shall be made.

                                   AGREEMENT

      In consideration of the above recitals, of Lender's agreement to lend funds to Borrower and of the mutual agreements set forth below, the parties agree as follows:

      1.)   All capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Loan Documents. All proceeds from the Loan shall be used exclusively for the Project. Borrower further understands that Lender intends to sell all or a part of the Loan to one or more participants and, subject to compliance by all such parties with the confidentiality provisions set forth in this Agreement, Borrower consents to the dissemination of

                                       2.

financial and other information concerning Borrower, Guarantor and the Project to the contemplated and/or actual participants. The word "Unit" as set forth in the Loan Documents shall mean one snowmobile sold to a dealer located in the United States that has been approved by GE Commercial Distribution Finance Corporation.

      2.)   Lender has loaned the principal sum of Two Million and No/100ths
Dollars ($2,000,000.00) to Borrower, which was due and payable on the date hereof, and which has a present principal balance owing of One Million Nine Hundred Thirteen Thousand and No/100ths Dollars ($1,913,000.00). Lender and Borrower desire to continue the loan in the same principal amount pursuant to the terms and conditions set forth in the Renewal Promissory Note and the other Loan Documents. In order to continue the Loan, Borrower hereby agrees to comply with the following conditions:

      (a) Borrower shall provide all documentation required by any of the Loan Documents, Lender's loan commitment letter and/or Lender's normal banking requirements.

      (b) Borrower shall not be in default on any of the terms or conditions of the Loan Documents.

      (c) Borrower shall provide monthly inventory reports to Lender, which shall include any obsolete inventory.

      (d) Borrower shall provide monthly financial statements, including accounts receivable and payable statements.

      (e) Borrower shall provide reporting to the Bank on all shipped units on a weekly basis.

                                       3.

      (f) All interest outstanding as of the date of this Loan Agreement owed by Borrower to Lender is paid in full.

      3.)   Payments of interest only shall be made on the Renewal Promissory
Note commencing on June 26, 2004, and shall continue on the same date of each month thereafter. On and after the date of the Renewal Promissory Note, Borrower shall also pay to Bank the following principal payments:

      A. An amount equal to Three Thousand and No/100ths Dollars ($3,000.00) of the proceeds received from the sale of each snowmobile manufactured by Borrower to be sold to a dealer located in the United States that has been approved by GE Commercial Distribution Finance Corporation (hereinafter referred to as a "Unit") for the first Twenty-five (25) Units sold; and

      B. Following the sale of the first Twenty-five (25) Units, and the application of the payments therefrom, the principal balance of this note shall be One Million Eight Hundred Thirty Eight Thousand and No/100ths Dollars ($1,838,000.00). Thereafter the Bank is to receive Seven Thousand and No/100ths Dollars ($7,000.00) from the sale of each Unit sold to be applied to the outstanding principal balance of this Note, and a Note of the same date in the original principal amount of Five Hundred Thousand and No/100ths Dollars ($500,000.00) until Borrower has repaid the entire principal balances plus interest on both Notes. Said Seven Thousand and No/100ths Dollars ($7,000.00) payments are to be applied on a prorata format according to the remaining principal balances of both Notes, with 78.61%, or Five Thousand Five Hundred Three and No/100ths Dollars ($5,503.00), of each Seven Thousand and

                                       4.

No/100ths Dollars ($7,000.00) payment to be applied to this Note, and 21.39%, or One Thousand Four Hundred Ninety Seven and No/100ths Dollars ($1,497.00), of each Seven Thousand and No/100ths Dollars ($7,000.00) payment to be applied to the Five Hundred Thousand and No/100ths Dollars ($500,000.00) Note of same date.

      C. If not sooner paid, all principal and interest shall be due and payable in full on the renewal Promissory Note on November 26, 2004, as a BALLOON PAYMENT. The Renewal Promissory Note may be paid in full or in part at any time without penalty. Any partial payment shall be applied first to outstanding interest and the balance against principal.

      4.)   Borrower shall pay to Lender an origination fee in the amount of the
Twenty Thousand and No/100ths Dollars ($19,130.00) to be paid as follows; Eight Thousand and No/100ths Dollars ($8,000.00) to be paid upon execution of this agreement, and Eleven Thousand One Hundred Thirty and No/100ths Dollars ($11,130.00) to be paid within fifteen days of the date of the execution of this agreement.

      5.)   It is expressly understood and agreed that Lender does not assume any liability or responsibility for the satisfactory completion of the Project, for the adequacy of funds advanced or disbursed, or for the quality of the work completed.

      6.)   The Parties agree that any material default in the terms of any one of the Loan Documents and this Agreement which is not cured with Ten (10) business days of receipt of notice of default shall be a default in the terms of any and all of the Loan Documents.

      7.)   THE LENDER AND BORROWER HEREBY VOLUNTARILY, KNOWINGLY AND
INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THE LOAN DOCUMENTS OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE BORROWER, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO

                                       5.

CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

      8.)   Lender agrees that all information disclosed by Borrower to the
Lender regarding the Borrower and its products, business plans, business opportunities, finances, research, development, know-how or personnel, and confidential information disclosed to the Borrower by third parties, shall be considered "Confidential Information." Lender agrees to maintain the confidence of the Confidential Information and to prevent its unauthorized dissemination, and not to use the Confidential Information for any purpose other than consideration of the proposed business relationship with Borrower. Confidential Information shall not, however, include information which: (i) is now or subsequently becomes generally known or available by publication, commercial use or otherwise, through no fault of the Lender; or (ii) is lawfully obtained by Lender from a third party without violation of a confidentiality obligation. All Confidential Information remains the property of the Borrower and no license or other rights in the Confidential Information is granted hereby. Lender agrees to return to the Borrower immediately upon the Lender's request all Confidential Information, including but not limited to all documentation, notes, plans and copies thereof. This Agreement and the provisions hereof shall be Confidential Information, provided that the Borrower may disclose the terms of this Agreement and the Agreement to the extent reasonably required to comply with Borrower's disclosure obligations under the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

      9.)   This agreement shall be governed by the laws of the State of
Minnesota.

      IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and year first above written.

                                         BORROWER:

                                         Redline Performance Products, Inc.

                                         By: /s/ Mark A. Payne
                                         ---------------------------------------
                                         Mark A. Payne, President & Chief
                                         Financial Officer

                                         LENDER:

                                         Community National Bank

                                         By: /s/ Curtis A. Martinson
                                         ---------------------------------------
                                         Curtis A. Martinson
                                         Executive Vice President

                                       6.